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                                                                      Exhibit 23

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-45902, 333-83942 and 333-110425), S-4 (No.
333-102904) and S-8 (No. 333-104939) of AmeriGas Partners, L.P. of our report dated August 29, 2003 relating to the financial statements of the Integrated Propane Business of WHM Emprises, Inc., which is included in this Current Report on Form 8-K/A dated December 12, 2003.

/s/ Plante & Moran, PLLC

Cleveland, Ohio
December 10, 2003